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                                                                    EXHIBIT 24.2

                                   CERTIFICATE
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         I, the undersigned, Secretary of The Sherwin-Williams Company (the
"Company"), hereby certify that attached hereto is a true and complete copy of a resolution of the Board of Directors of the Company, duly adopted at a meeting held on February 7, 2001, and that such resolution is in full force and effect and has not been amended, modified, revoked or rescinded as of the date hereof.

         IN WITNESS WHEREOF, I have executed this certificate as of this 17th day of May, 2001.


                                         /s/ L. E. STELLATO
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                                       L.E. Stellato, Secretary





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         FURTHER RESOLVED, that the appropriate officers of the Company are each hereby authorized (i) to execute and deliver a power of attorney appointing C.M. Connor, J.M. Scaminace, L.J. Pitorak and L.E. Stellato or any of them to act as attorneys-in-fact for the Company and for such officers for the purpose of executing and filing with the SEC, on behalf of the Company, such registration statement or statements and any and all amendments thereto (including without limitation, post-effective amendments), with all supplements and exhibits thereto and any and all applications or other documents in connection therewith, with the SEC and any national securities exchange; and (ii) to cause such registration statement or statements, amendments, supplements or documents to be executed by any proper officer, on behalf of the Company, pursuant to such power of attorney;